UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 26, 2014

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Supplemental Indenture to 7.125% Senior Secured Notes Indenture

As previously announced on March 12, 2014, Hercules Offshore, Inc. (the “Company”) commenced a cash tender offer (the “Tender Offer”) and consent solicitation for any and all of its outstanding $300.0 million aggregate principal amount of 7.125% Senior Secured Notes due 2017 (the “7.125% Notes”). In conjunction with the tender offer, the Company solicited noteholder consents to effect certain amendments to the indenture governing the 7.125% Notes (the “Secured Notes Indenture”) on the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated March 12, 2014. On March 26, 2014, the Company announced that it had received, as of 5:00 p.m., New York City time, on March 25, 2014, the requisite consents to amend the Secured Notes Indenture and accordingly entered into a First Supplemental Indenture dated as of March 26, 2014 (the “First Supplemental Indenture”) to the Secured Notes Indenture with U.S. Bank National Association, as trustee for the 7.125% Notes. The First Supplemental Indenture, among other things, eliminates most of the restrictive covenants and certain event of default provisions in the Secured Notes Indenture and provides for the release of liens on collateral securing the 7.125% Notes.

A copy of the First Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The above description of the First Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Issuance and Sale of Senior Notes

On March 26, 2014, the Company successfully completed the issuance and sale of $300.0 million aggregate principal amount of 6.750% Senior Notes due 2022 (the “Notes”). The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by substantially all of the Company’s current and future domestic restricted subsidiaries and any other restricted subsidiary that incurs or guarantees indebtedness under a credit facility (collectively, the “Guarantors,” and together with the Company, the “Issuers”), including the Company’s existing revolving credit facility.

The Notes and Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Company received net proceeds from the Notes offering of approximately $294.8 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Company is using the net proceeds, together with cash on hand, to fund the Tender Offer and consent solicitation for its 7.125% Notes and to redeem any of the 7.125% Notes not purchased in the Tender Offer.

The Notes and the Guarantees were issued pursuant to an indenture (the “Indenture”), dated March 26, 2014, by and between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). The Notes accrue interest from March 26, 2014 at a rate of 6.750% per year. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2014. The Notes mature on April 1, 2022.

The Company, at its option, may redeem all or part of the Notes, at any time prior to April 1, 2017, at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at April 1, 2017 (105.063%) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through April 1, 2017, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

On or after April 1, 2017, the Company may redeem all or part of the Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning April 1 of the years indicated:

Year	Optional Redemption Price
2017	105.063%
2018	103.375%
2019	101.688%
2020 and thereafter	100.000%

At any time prior to April 1, 2017, the Company, at its option, may redeem up to 35% of the Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 106.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:

•	at least 65.0% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to any such redemption; and

•	the redemption occurs not more than 180 days after the date of the closing of the equity offering.

If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to purchase all or any portion of the Notes for a cash price equal to 101.0% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase. Upon an event of default under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable.

Certain of the initial purchasers or their affiliates are holders of the Company’s 7.125% Notes and, accordingly, may receive a portion of the net proceeds from this offering.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Issuance and Sale of Senior Notes” is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On March 26, 2014, the Company issued a press release announcing that it had received the requisite consents for the Tender Offer and consent solicitation for its 7.125% Notes. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

Following the consent expiration of the previously announced Tender Offer by the Company and pursuant to the Secured Notes Indenture, as supplemented to date, the Company elected to redeem all 7.125% Notes that were not tendered in the Tender Offer and that remain outstanding on April 29, 2014 (the “Redeemed Notes”), and the Company instructed the trustee to provide the requisite notice of redemption to holders of the Redeemed Notes on March 27, 2014.

The Company expects to complete the redemption of all of the Redeemed Notes on April 29, 2014 (the “Redemption Date”). The redemption price for the Redeemed Notes is 105.344%, or $1,053.44 per $1,000.00, of the principal amount of the Redeemed Notes, plus accrued and unpaid interest (the “Redemption Price”), resulting in an estimated payment of approximately $84.2 million (excluding accrued and unpaid interest). Following the payment of the Redemption Price on the Redemption Date, there will be no Redeemed Notes outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture dated as of March 26, 2014 to Indenture dated as of April 3, 2012, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee.

4.2	Indenture dated as of March 26, 2014, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee.

4.3	Form of 6.750% Senior Note due 2022 (included as Exhibit A to Exhibit 4.2 of this Current Report on Form 8-K).

99.1	Press Release Announcing Receipt of Requisite Consents for the 7.125% Notes, dated March 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: March 31, 2014	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary

EXHIBIT INDEX

(d) Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture dated as of March 26, 2014 to Indenture dated as of April 3, 2012, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee.

4.2	Indenture dated as of March 26, 2014, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee.

4.3	Form of 6.750% Senior Note due 2022 (included as Exhibit A to Exhibit 4.2 of this Current Report on Form 8-K).

99.1	Press Release Announcing Receipt of Requisite Consents for the 7.125% Notes, dated March 26, 2014.